UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2013

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction

of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida		33134
(Address of Principal Executive Offices)		(Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 6, 2013, MasTec, Inc., a Florida corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the underwriters named therein (the “Underwriters”), and each of the Company’s subsidiaries set forth on Schedule IV thereto (the “Guarantors”), pursuant to which the Company agreed to issue and sell to the Underwriters $400,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 (the “Notes”). The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).

The Company registered the Securities under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR filed by the Company and the Guarantors on April 5, 2012 (File No. 333-180608). The foregoing description of the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as exhibits to this Report on Form 8-K:

1.1	Underwriting Agreement, dated March 6, 2013, relating to the Company’s 4.875% Senior Notes due 2023, by and among the Company, Barclays Capital Inc., as representative of the underwriters named therein, and certain of the Company’s subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: March 7, 2013	By:	/s/ Alberto de Cardenas
	Name:	Alberto de Cardenas
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 6, 2013, relating to the Company’s 4.875% Senior Notes due 2023, by and among the Company, Barclays Capital Inc., as representative of the underwriters named therein, and certain of the Company’s subsidiaries.

4